Exhibit 10.28

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of August 31, 2015, by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and KRAUS-ANDERSON, INCORPORATED, a Minnesota corporation (“Seller”).
WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property, having an effective date as of August 3, 2015 (the “Agreement”), with regard to the Property, as more particularly described in the Agreement. Buyer and Seller wish to amend the Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.
Due Diligence Period. Notwithstanding anything in the Agreement to the contrary or any other agreements or understandings to the contrary between Buyer and Seller, the Due Diligence Period shall expire at 11:59 P.M. ET on September 8, 2015.

2.	Legal Description. Exhibit A-1 to the Agreement is hereby deleted in its entirety and replaced by Exhibit A-1, attached hereto and made a part hereof.

3.
Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:

American Realty Capital VII, LLC, a Delaware limited liability company	KRAUS-ANDERSON, INCORPORATED, a Minnesota corporation
By: AR Capital, LLC, a Delaware limited liability company, its sole member By: /s/ William M. Kahane Name: William Kahane Title: Manager	By:/s/ Bruce W. Engelsma Name: Bruce W. Engelsma Title: Chief Executive Officer

EXHIBIT A-1
REAL PROPERTY

Lot 2, Block 1, Woodlake Office Park, Washington County, Minnesota
Together with the non-exclusive easements for access, parking, waterline and storm sewer contained in the Amended and Restated Reciprocal Easement and Operating Agreement dated December 21, 2010, filed March 14, 2011 as Document No. 3834595.